SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 28, 2000



                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of registrant as specified in charter)




      Maryland                  0-11083                        13-3147497
      -------------------------------------------------------------------
      (State or other     (Commission file No.)             (IRS Employer
       jurisdiction of                                          I.D. No.)
       incorporation)


      60 Cutter Mill Road, Suite 303, Great Neck, New York         11021
      ------------------------------------------------------------------
      (Address of principal executive offices)                (Zip code)


         Registrant's telephone number, including area code 516-466-3100
                                                            ------------

Item 2.  Acquisition or Disposition of Assets.

         On December 28, 2000, in an ordinary course of a business sale and leaseback transaction, a wholly owned subsidiary of Registrant acquired an approximately 150,000 square foot flex building situated on approximately 17.4 acres located in Hauppauge, New York. The purchase price was $13.65 million, all cash. In connection with the transaction $7 million was drawn down under the Registrant's Revolving Credit Facility with European American Bank. Reference is made to Registrant's Form 8-K dated March 24, 2000 for the terms of the Revolving Credit Facility between Registrant and European American Bank. The site consists of a two-story flex building and is net leased to L-3 Communications Corporation, a wholly owned subsidiary of L-3 Communications Holdings, Inc. (NYSE "LLC"). The initial term of the lease will expire in 2014 and the lease provides the tenant with three renewal options of five years each. The total current net annual rent is $1,480,000. There are fixed increases in net rent of 2.5% per annum.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            ONE LIBERTY PROPERTIES, INC.

                                                  By:/s/David W. Kalish
                                                  -----------------------------
                                                  Chief Financial Officer
                                                  and Vice President